FORM OF PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF

GREENWICH STREET MUNICIPAL FUND INC.

The undersigned stockholder(s) of Greenwich Street Municipal Fund Inc., a Maryland corporation, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Prospectus/Proxy Statement, each dated January 14, 2000, and hereby appoints Heath B. McLendon, Christina T. Sydor and William J. Renahan as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of Greenwich Street Municipal Fund Inc. to be held on February 11, 2000 at 4:00 p.m., local time, at 388 Greenwich Street, 26th Floor, New York, New York 10013 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side.

This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned stockholder. If no direction is made, it will be voted FOR the Proposal and as the proxies deem advisable on such other matters as may come before the meeting.

Please date, sign and mail your proxy card back as soon as possible!

Special Meeting of Stockholders

GREENWICH STREET MUNCIPAL FUND INC.

__________________________

Please detach and Mail in the Envelope Provided


Please mark your
vote as in this example: [X]

                                              		FOR
AGAINST    ABSTAIN
   To approve the Agreement and
   Plan of Reorganization with the               	[  ]	[  ]
[  ]
   Smith Barney Managed Municipals
   Fund Inc., as described in the
   accompanying Prospectus/Proxy
   Statement.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

SIGNATURE:___________________________
________________________________
						Signature, if held jointly
DATED:______________, 2000
 (Please Date This Proxy)


NOTE: (This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)